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                       EMPLOYMENT AND CONSULTING AGREEMENT
                              AND GENERAL RELEASE


     THIS EMPLOYMENT AND CONSULTING AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into as of the 29th day of April, 1997, by and between May & Speh, Inc., a Delaware corporation (the "Employer"), and Lawrence
J. Speh ("Speh"). This Agreement is an amendment and restatement of the Employment Agreement entered into on the 13th day of October, 1995 between the Employer and Speh.

                                    RECITALS
                                    --------

     A. Speh has been employed as President and Chief Executive Officer of the Employer, and the Employer and Speh have agreed that Speh shall resign as President of the Employer effective on or about May 19, 1997 and as Chief Executive Officer of the Employer, and from all other offices of the Employer held by Speh (except as a director of the Employer), effective on or about October 15, 1997.

     B. The Employer desires that Speh continue to provide employment services for the benefit of the Employer through October 15, 1997, and Speh desires to accept such continued employment with the Employer.

     C. The Employer desires that Speh be engaged as a consultant to the Employer after October 15, 1997 for an additional five (5) year period, and Speh agrees to such an engagement with the Employer.

     D. The Employer and Speh acknowledge that Speh will perform services at the direction of the Employer and, in consideration of his on-going employment, his consulting engagement, and the other terms and conditions herein, Speh will release any and all claims and causes of action he may have against the Employer and will enter into a non-competition/protective agreement with the Employer.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Engagement. The Employer shall engage Speh, and Speh hereby accepts such engagement, on the following terms and conditions.

     2. Term of Engagement. Pursuant to the terms of this Agreement, Speh shall continue to be employed by the Employer as its President through on or about May 19, 1997 and as its Chief Executive Officer through on or about October 15, 1997. From on or about October 16, 1997 through October 15, 2002, Speh shall be engaged as a consultant to the Employer.

     3. Duties. Speh hereby resigns as President of the Employer, effective on or about May 19, 1997, and, effective on or about October 15, 1997, as Chief Executive Officer of the
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Employer, and from all other offices of the Employer held by Speh (except as a director of the Employer). From on or about October 16, 1997 through October 15, 2002, Speh shall perform projects to be mutually agreed upon by the Employer and Speh, such projects to be performed during reasonable business hours. Speh shall diligently, competently, and faithfully perform all such assigned projects, and expressly agrees to (i) attend meetings with customers and employees, as requested from time to time by the Employer, (ii) provide input on corporate strategy, and (iii) continue to serve as a director of the Employer.

     4. Compensation.

          A. Salary. The Employer shall pay Speh through October 15, 1997 a monthly salary equivalent to his current base monthly salary (the "Salary"), payable in accordance with the Employer's payroll policy from time to time in effect. The Salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, Speh. From October 16, 1997 through October 15, 2002, Speh shall receive an annual consulting fee of $300,000 per year, payable in accordance with the Employer's payroll policy from time to time in effect.

          B. Benefits. Speh shall be a participant, to the extent he meets the eligibility requirements of general application, in any and all plans, programs and arrangements maintained by the Employer and which provide benefits for its employees and consultants. In addition to the foregoing, the Employer shall (i) continue to reimburse Speh for all reasonable business expenses, including reasonable travel expenses to the Employer's principal place of business or to customer sites or locations, (ii) continue to reimburse Speh for DuPage Club dues, (iii) permit Speh to use the Employer's limousine, if necessary to conduct the Employer's business, and to use the Employer's limousine for personal business, provided Speh reimburses the Employer for such personal usage, (iv) provide Speh with adequate support and facilities, including secretarial support as needed, and (v) continue to pay the premiums associated with any key man insurance policy maintained on Speh's life, so long as Speh is an employee, consultant or director of the Employer.

          C. Options. The Employer and Speh hereby agree that, as provided in the Amended and Restated 1994 Executive Stock Option Plan of May & Speh, Inc., Speh shall continue to be entitled to, and vest in, the Options already granted to him, as long as he remains a director, employee or consultant of the Employer.

          D. Additional Payment. On or before December 31, 1997, Speh shall receive in a single cash payment the sum of $1,800,000, subject to such payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, Speh.

          E. Consideration. Ten percent (10%) of the payments made hereunder shall be in consideration of the release of any claim under the Age Discrimination in Employment Act of 1967, as amended, and as described in Paragraph 5. The remainder of the payments shall be in consideration of the duties described above in Paragraph 3, the release of all

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     other claims described below in Paragraph 5, and the Protective Agreement described in, and incorporated by reference in, Paragraph 9.

          F. Continuing Rights. Speh agrees that he has been paid the full amount of earned but unused vacation pay to which he is entitled. Other than as set forth in this Agreement, no other sums (contingent or otherwise) shall be paid to Speh in respect of his employment, or consulting relationship, with the Employer, and any such sums (whether or not owed) are hereby expressly waived by Speh, including, but not limited to, any fees or payments to which Speh otherwise would be entitled as a director of the Employer.

     5. General Release. As a material inducement to the Employer to enter into this Agreement and in consideration of the payments to be made by the Employer to Speh in Paragraph 4 above, Speh, with full understanding of the contents and legal effect of this Agreement, and having the right and opportunity to consult with his counsel, releases and discharges the Employer, its stockholders, officers, directors, supervisors, managers, employees, agents, representatives, attorneys, divisions, subsidiaries and affiliates, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the "Released Parties") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Agreement as broad and as general as the law permits, this Agreement specifically includes any and all claims arising from any alleged violation by the Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. (S) 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Illinois Wage Payment and Collection Act; the Illinois Human Rights Act, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract claim or implied contract claim, or common law claim for wrongful discharge, defamation, or invasion of privacy arising out of or involving his employment or engagement with the Employer, the termination of his employment or engagement with the Employer, or involving any continuing effects of his employment or engagement with the Employer or termination of his employment or engagement with the Employer. The foregoing notwithstanding, this Paragraph 5 does not release the Released Parties from any claims Speh may have with respect to the enforcement of the terms of this Agreement.

     6. Covenant Not to Sue. Speh, for himself, his heirs, executors, administrators, successors and assigns covenants and agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any of the claims released under Paragraph 5 hereof, and further covenants and agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding.

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     7.  Indemnification.  Speh will fully indemnify the Employer and its stockholders, officers, directors, employees and independent contractors against and will hold its stockholders, officers, directors, employees and independent contractors harmless from any and all claims, costs, damages, demands, expenses (including without limitation attorneys' fees), judgments, losses or other liabilities of any kind or nature whatsoever arising from or directly or indirectly related to any or all of this Agreement and the conduct of Speh hereunder, including without limitation any material breach or failure to comply with any or all of the provisions of this Agreement.

     8. No Disparaging, Untrue Or Misleading Statements. From and after April 25, 1997, Speh represents that he has not made, and agrees that he will not make, to any third party any disparaging, untrue, or misleading written or oral statements about or relating to the Employer or its products or services (or about or relating to any officer, director, agent, employee, or other person acting on the Employer's behalf). The Employer agrees not to make any disparaging, untrue, or misleading written or oral statements about Speh. Speh acknowledges that his continuing entitlement to payments under Paragraph 4 of the Agreement, and his continuing right to exercise options to purchase common stock of the Employer, as described therein, shall be conditioned upon his continuing compliance with Paragraphs 8 and 9 of the Agreement and any violation of Paragraphs 8 or 9 by Speh shall terminate the Employer's obligation to continue to make payments under Paragraph 4 and shall terminate Speh's right to exercise options to purchase the common stock of the Employer.

     9. Protective Agreement. Concurrent with the execution of this Agreement, Speh has entered into a Protective Agreement, a copy of which is attached hereto and incorporated herein by reference.

     10. Severability. If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

     11. Waiver. A waiver by the Employer of a breach of any provision of this Agreement by Speh shall not operate or be construed as a waiver or estoppel of any subsequent breach by Speh. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

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

     12.  Miscellaneous Provisions.

          A. Speh agrees that he will keep the terms and amounts set forth in this Agreement completely confidential and, other than as required by statute, final regulation or a court of competent jurisdiction, will not disclose any information concerning this Agreement's terms and amounts to any person other than his attorney, accountants, tax advisors, or immediate family.

          B. Speh represents and certifies that he has carefully read and fully understands all of the provisions and effects of this Agreement, has knowingly and voluntarily entered into this Agreement freely and without coercion, and acknowledges that on April 25, 1997, the Employer advised him to consult with an attorney prior to executing this Agreement and further advised him that he had twenty-one (21) days within which to consider this Agreement. Speh is voluntarily entering into this Agreement and neither the Employer nor its agents, representatives, or attorneys made any representations concerning the terms or effects of this Agreement other than those contained in the Agreement itself.

          C. Speh acknowledges that he has seven (7) days from the date this Agreement is executed in which to revoke his acceptance of this Agreement, and this Agreement will not be effective or enforceable until such seven
     (7)-day period has expired.

     13. Complete Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to actual or potential claims arising from Speh's employment or engagement with the Employer or the termination of Speh's employment or engagement with the Employer, including but not limited to, the Employment Agreement entered into on October 13, 1995 between the Employer and Speh.

     14. Reimbursement. If Speh or his heirs, executors, administrators, successors or assigns (a) breaches the Protective Agreement, or (b) attempts to challenge the enforceability of this Agreement, or (c) files a charge of discrimination, a lawsuit, or a claim of any kind for any matter released herein, Speh or his heirs, executors, administrators, successors or assigns shall be obligated to tender back to the Employer all payments made to him or them under this Agreement, and to indemnify the Employer from and against all liability, costs and expenses, including attorneys' fees, arising out of said breach, challenge or action by Speh, his heirs, executors, administrators, successors or assigns.

     15. Amendment. This Agreement may not be altered, amended, or modified except in writing signed by both Speh and the Employer.

     16. Assignment. Speh acknowledges that the services to be rendered by him are unique and personal. Accordingly, Speh may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

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

     17. Resolution of Disputes. In the event of any controversy between the parties hereto arising out of, or relating to, this Agreement (other than a dispute arising out of the Protective Agreement), within sixty (60) days of the date the dispute arose, such controversy shall be finally settled by arbitration conducted expeditiously in accordance with the American Arbitration Association Commercial Arbitration Rules by a board of three independent arbitrators. Either the Employer or Speh may institute such arbitration proceeding by giving written notice to the other party and by designating one independent arbitrator. Within ten (10) days thereafter, the other party shall designate a second independent arbitrator, and such two (2) arbitrators shall thereafter select the third independent arbitrator. A hearing shall be held by the three (3) arbitrators in the City of Chicago, Illinois, and a decision of the matter submitted to them shall be rendered promptly in accordance with the rules of the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding upon all parties hereto. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. If the responding party shall fail to appoint an independent arbitrator within the 10-day period provided above, the American Arbitration Association may be called upon by the other party to appoint such independent arbitrator and such two (2) arbitrators shall thereupon select a third independent arbitrator and the three arbitrators thus chosen shall constitute the board of arbitration. The cost of arbitration (excluding attorneys' fees and other legal expenses) shall be borne by the Employer. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages.

     18. Legal Fees and Expenses. In the event of litigation or arbitration under this Agreement, both the Company and Speh shall pay their own attorneys' fees and other legal expenses; provided, however, that (i) Speh shall pay the attorneys' fees and legal expenses of the Employer in connection with an evidentiary hearing where Speh is enjoined either preliminarily or permanently due to his breach or threatened breach of any provision of this Agreement, and
(ii) the Employer shall pay Speh's attorneys' fees and legal expenses in connection with an evidentiary hearing which results in a court refusing to issue a preliminary or permanent injunction against Speh due to his breach or threatened breach of any provision of this Agreement.

     19. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if given in writing and personally delivered or sent by registered or certified mail, return receipt requested, or by facsimile, telegram or telex followed by a confirmation letter sent by registered or certified mail, return receipt requested, addressed as follows:

          If to the Employer:    May & Speh, Inc.
                                 1501 Opus Place
                                 Downers Grove, Illinois  60515
                                 Attn:  Eric Loughmiller

          If to Speh:            Lawrence J. Speh
                                 _______________________
                                 _______________________


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     20. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Employer and Speh, and, in the case of the Employer, its successors and assigns and any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Employer's assets and business, and in the case of Speh, his heirs, executors, administrators, legal representatives, successors and assigns.

     21. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

     22. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement.

     23. Recitals. The recitals to this Agreement are an integral part hereof and shall be considered as substantive and not precatory language.

     24. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, and any court action commenced to enforce Paragraph 9 of this Agreement shall have as its sole and exclusive venue the County of DuPage, Illinois.

     IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.


MAY & SPEH, INC.                         LAWRENCE J. SPEH



By: _________________________________    ____________________________________
Its:_________________________________


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